WARNING: THE EDGAR SYSTEM ENCOUNTERED ERROR(S) WHILE PROCESSING THIS SCHEDULE.

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  FINANCIAL DATA SCHEDULE


                 Name of Fund :  The Prudential Variable Contract Account-11

                  Series Name :  The Prudential Variable Contract Account-11




                   CIK Number :  0000701275

      REPORTING PERIOD
               FISCAL YEAR-END (Must have 3 blank spaces in DEC-31-1999 PERIOD START (Must have 3 blank spaces in fro JAN-01-1999 PERIOD END (Must have 3 blank spaces in front DEC-31-1999
               TYPE OF PERIOD (6-MOS or YEAR)                  YEAR

       STATEMENT OF ASSETS AND LIABILITIES
        Assets
      Investment
               At Value                          90,091,302
               At Cost             90,091,302
      Receivable                                  1,293,310
      Other Assets                                       95
               Total Assets                      91,384,707

        Liabilities
      Payable for Securities Purchased                    0
      Senior - Long term Debt                             0
      Other Liabilities                                   0
               Total Liabilities                          0

               Net Assets                        91,384,707

        Capital
      Par Value                                           0
      Paid in Capital                                     0
      Accumulated Net Investment Income                   0
      Over Distribution                                   0
      Accumulated Net Gains (Losses)                      0
      Over Distribution Gains (Losses)                    0
      Appreciation or (Depreciation)                      0
               Net Assets                                 0

      Shares Outstanding - Current                   34,100
      Shares Outstanding - Prior                     34,882





        STATEMENT OF OPERATIONS

      Net Investment Income
      Income
               Dividend                                                   0
               Interest                                           4,818,027
               Other                                                    602
                  Total Income                                    4,818,629


      Expenses
               Management Fees (Gross)                              225,178
               Interest Expenses                                          0
               Other Expenses (Gross)                               675,534
               Less : Subsidy or waiver                                   0
                  Total Expense (net of waivers and subsidie        900,712

      Net Investment Income                                       3,917,917


      Realized and Unrealized Gain (Loss)
      Net realized gain (loss)                                            0
      Net change in unrealized appreciation (depreciation)                0
               Total                                                      0

      Net change from Operation                                   3,917,917

        STATEMENT OF CHANGES IN NET ASSETS

      Equalization                                                        0
      Dividend Income                                                     0
      Distribution of Capital Gains                                       0
      Other Distributions                                                 0
      Proceeds from shares subscribed                           109,601,188
      Cost of shares reacquired                                (111,670,643)
      Shares reinvested                                             (47,735)
               Subtotal                                          (2,117,190)


      Net Change in Net Assets                                    1,868,942










        PRIOR FINANCIAL INFORMATION

      Accumulated Net Investment Income                                   0
      Accumulated Net Gains (Losses)                                      0
      Overdistribution of Net Investment Income                           0
      Overdistribution of Net Gains                                       0


        FINANCIAL HIGHLIGHTS

      NAV (at the beginning of the period)           2.5489
      Investment Income per share                    0.1119
      Capital Appreciation (Depreciation) per         0.000
      Dividend per share                               0.00
      Distribution per share                           0.00
      Return of Capital per share                      0.00
      NAV (at the end of the period)                 2.6608

      Average net assets (000)                         0.00
      Expense Ratio                                    0.99
      Average Debt Outstanding (000)                      0
      Average Debt Outstanding per Share               0.00


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